EXHIBIT 10.62

Written Description of Amendment to Letter Agreement, between Meadows Office, L.L.C. and Cancer Genetics, Inc., dated April 6, 2012:

Cancer Genetics, Inc. (the “Company”) and Meadows Office L.L.C. (the “Landlord”) orally agreed to amend the letter agreement dated April 6, 2012 (the “Letter Agreement”) as follows:

- The Landlord agreed not to enforce at present the July 31, 2012 deadline in the Letter Agreement and to allow the Company an unspecified amount of additional time to complete a capital raise of $20,000,000.

- The Company agreed to update the Landlord periodically regarding its progress towards consummating an initial public offering and its expected timing.